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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 1995

                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1-225                       39-0394230
        (State or other                  (Commission                   (IRS Employer
jurisdiction of incorporation)          File Number)                Identification No.)

                P.O. BOX 619100, DALLAS, TEXAS                          75261-9100
           (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (214) 281-1200

                                      N/A
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     On September 7, 1995, Midwest Express Holdings, Inc., a Delaware corporation ("MEH"), filed with the Securities and Exchange Commission an amendment to MEH's Registration Statement on Form S-1 whereby an indirect wholly owned subsidiary of Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), proposes to sell to certain underwriters common stock of MEH in an initial public offering. Kimberly-Clark will indirectly own 100% of MEH's outstanding common stock immediately prior to consummation of the offering. Upon consummation of the offering, Kimberly-Clark will continue to own indirectly approximately 30% of the outstanding common stock of MEH or, if the underwriters exercise their over-allotment option in full, approximately 20% of the outstanding common stock of MEH.

     It is currently estimated that the initial public offering price per share of common stock of MEH will be between $14.00 and $16.00. At an assumed initial public offering price of $15.00 per share, after deduction of underwriting discounts and commissions and estimated income taxes, the aggregate realized gain to Kimberly-Clark as a result of the offering will be approximately $29 million (assuming no exercise of the underwriters' over-allotment option and exclusive of an anticipated dividend from MEH to the selling stockholder prior to consummation of the offering that would have been approximately $25.6 million as of June 30, 1995). Assuming 30% continued ownership following the offering, Kimberly-Clark's aggregate unrealized gain (after deduction of estimated income taxes) would be approximately $12 million.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KIMBERLY-CLARK CORPORATION

Date: September 7, 1995                     By:   /s/  RANDY J. VEST
                                                       Randy J. Vest
                                               Vice President and Controller